                                 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                                 --------------------------------------------------------

We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated December 19, 2003 relating to the September 30, 2003 financial statements and financial highlights of The Prudential Investment Portfolios, Inc. -
Jennison Growth Fund appearing in the September 30, 2003 Annual Report to Shareholders of The Prudential Investment
Portfolios, Inc., which is also incorporated by reference into the N-14 Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such N-14 Registration Statement.
We also consent to the references to us under the headings "Other Service Providers", "Financial Statements" and
"Financial Highlights" in that Fund's N-1A Registration Statement dated February 17, 2004, which is incorporated by reference in the N-14 Registration Statement.

We also consent to the incorporation by reference in the N-14 Registration Statement of our report dated December 19,
2003 relating to the October 31, 2003 financial statements and financial highlights of ASAF DeAM Large-Cap Growth Fund appearing in the October 31, 2003 Annual Report to Shareholders of American Skandia Advisor Funds, Inc., which is also incorporated by reference into the N-14 Registration Statement.  We also consent to the references to us under the headings "Independent Accountants", "Financial Statements" and "Financial Highlights" in that Fund's N-1A Registration
Statement dated March 1, 2004 which is incorporated by reference in the N-14 Registration Statement.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY 10036
June 4, 2004